EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


The Board of Directors
HomeSeekers.com, Incorporated

We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-3 (File Nos. 333-92119, 333-32586, 333-38560, 333-48990, 333-51640) of HomeSeekers.com, Incorporated and in the related previously filed Prospectus and the Registration Statement on Form S-8 (File No. 333-44786) pertaining to the Amended and Restated 1996 Stock Option Plan of HomeSeekers.com, Incorporated of our report dated April 25, 2003 relating to the financial statements and financial statement schedule appearing in this Form 10-K of HomeSeekers.com, Incorporated for the year ended December 31, 2002.


/s/  STONEFIELD JOSEPHSON, INC.
Irvine, California
May 22, 2003